Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Bernard H. Clineburg,
Tysons Corner, Virginia	Chairman, Chief Executive Officer
October 19, 2011	or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES THIRD QUARTER EARNINGS

LOANS GROW 12%, NET INTEREST MARGIN IMPROVES, MORTGAGE BANKING INCOME CLIMBS, ASSET QUALITY REMAINS STRONG

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today announced earnings of $8.6 million, or $0.29 per diluted share, for quarter ended September 30, 2011.  This is a 46% increase over earnings of $5.9 million, or $0.20 per diluted share, for the third quarter of last year.   On a year-to-date basis, earnings were $19.8 million, or $0.66 per diluted share, versus $14.4 million, or $0.49 per diluted share, in 2010. At quarter end, the Company’s assets exceeded $2.5 billion.

Selected Highlights

•                  Loans held for investment grew to $1.515 billion, an increase of $164 million, or 12%, compared to September 30, 2010.

•                  Asset quality continues to be strong.  Nonperforming assets remained low at 0.59% of total assets. Annualized net loan charge offs were 0.44% of loans outstanding.  Real estate owned was a modest $4.0 million, and the Company currently has only $271,000 loans receivable past due 30 days or more.

•                  Non-interest bearing deposits grew to $265 million, an increase of over 25% compared to September 30, 2010.

•                  Total assets at period-end were $2.554 billion versus $2.127 billion one year earlier, an increase of 20%.

•                  The Company’s tax equivalent net interest margin increased to 3.86% for the current quarter, up from 3.84% in the previous quarter and up from 3.82% in the year ago quarter.

•                  Mortgage banking activity was robust as a result of our strategic expansion and a strong market. During the quarter, our mortgage companies and managed mortgage companies received applications with a loan principal value in excess of $1.9 billion.  This compares to $987 million and $1.3 billion for the previous and year ago quarter, respectively.

•                  All capital ratios substantially exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 8.91%.

Income Statement Review

For the third quarter of 2011, net income was $8.6 million, or $0.29 per diluted share. Compared to the year ago quarter, net interest income increased 11% to $20.1 million from $18.2 million.  For this same period, the tax equivalent net interest margin improved to 3.86% from 3.82%. The margin also improved from 3.84% for the second quarter of 2011.  The growth in net interest income continues to be the result of the Bank’s success in growing its balance sheet while lowering deposit rates and funding costs.  Compared to the year ago quarter, average interest earning assets grew $179 million.  The average balance of the Company’s loan portfolio increased $153 million, or 11%, while the yield decreased 0.30%.  For these same periods, the average yield on all earning assets decreased 0.20% while the average costs of interest bearing liabilities decreased 0.25%.

Noninterest income was $15.0 million for the current quarter compared to $9.3 million for the year ago quarter ended September 30. For the respective nine month periods ended September 30, noninterest income was $27.7 million versus $21.9 million.  During the third quarter of 2011, mortgage banking activity was extremely strong, and gains on mortgage banking activities were $11.3 million versus $5.3 million in the year ago quarter, and $18.7 million versus $11.9 million for the nine month comparable periods. During the most recent quarter, 4,987 mortgage applications were taken with a loan principal value in excess of $1.9 billion versus 3,772 applications with a value of $1.3 billion during the third quarter of 2010.

As previously disclosed, the Company’s wealth management operations has been repositioned to afford less risk and greater scalability for this business unit.   For the quarter, this business produced net income of $20,000.

Noninterest expense increased to $18.9 million from $15.4 million for the three month periods ended September 30, 2011 and 2010, respectively.  During the most recent quarter, the Company realized a loss of $1.8 million from a prepayment of $40 million FHLB Advances maturing between two and three years.  As a result of this transaction, savings of approximately 0.40% annually on its $280 million FHLB Advance portfolio is anticipated.  Also during the quarter, we experienced additional professional, legal and consulting expenses mainly related to the previously disclosed matter concerning the Department of Justice.  As mentioned last quarter, depreciation remained elevated this quarter by $200,000 due to the final amortization of loan underwriting software as new systems have been implemented.

For the nine month comparable periods, noninterest expense increased to $49.4 million from $42.6 million.  In addition to the above items, the change also resulted from higher personnel cost and incentive compensation due to the addition and success of business development officers for mortgage banking, commercial lending and deposit activities.   In continuation of executing the Company’s business plan, the mortgage banking subsidiaries added 3 branch locations and 22 employees, including 15 new production officers. As a result of the expansion, expenses in the mortgage subsidiaries increased approximately $3.8 million from the prior year-to date period.

Review of Balance Sheet and Credit Quality

At September 30, 2011, total assets of the Company were $2.554 billion, an increase of 20% from total assets of $2.127 billion at September 30, 2010. Loans held for investment grew 12% to $1.515 billion at September 30, 2011, from $1.352 billion at September 30, 2010.  During this period, the Bank’s investment portfolio increased slightly to $348 million compared to $322 million a year ago. As a result of mortgage banking activity, loans held for sale increased 62% to $553 million versus $341 million at September 30, 2010.

The Bank’s asset growth was funded by a 29% increase in deposits, which grew $399 million and totaled $1.796 billion at September 30, 2011 versus $1.398 billion a year earlier. Approximately $330 million of the increase was short term brokered CDs initiated primarily to match fund the increase in loans held for sale, which are considered short term assets. Additionally, demand deposit account balances increased over 25% year over year, reflecting the Bank’s continued focus on generating lower funding costs.

The quality of the Bank’s loan portfolio has remained strong. The provision for loan losses was $2.9 million for the current quarter versus $3.5 million for the third quarter of last year.  The total allowance for loan losses was 1.60% of loans outstanding from a comparable ratio of 1.66% at September 30, 2010.  The Company’s nonperforming assets stood at 0.59% of total assets at September 30, 2011 compared to 0.46% at June 30, 2011 and 0.57% at September 30, 2010.  Year-to date net loan charge-offs totaled $4.7 million, compared to $4.8 million for the first nine months of 2010.  There were $271,000 loans past due 30 days or more September 30, 2011.

Other Information

With respect to the previously disclosed matter involving the U.S. Department of Justice (the “DOJ”), the Company continues to cooperate fully with the DOJ in its investigation and has provided relevant information to resolve the issues. It is too early to assess whether the resolution of this matter will have an effect on the Company.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“I am pleased to announce an excellent quarter for Cardinal Financial. Our core commercial lending activities were healthy as evidenced by over $70 million in growth for the quarter and a balance increase of over 12% year over year.  This was achieved while still realizing an increase in the net interest margin.  Loan losses remained minimal as we continued to adhere to our prudent underwriting standards. Credit underwriting remains a core competency of our organization. Additionally, our outstanding results were enhanced by the strategic expansion of our mortgage company and a strong market.

We continue to concentrate on profitability and balanced growth, remaining committed to our shareholders to build upon the core banking strengths of our Company, and we continue to believe that we are well positioned to maximize the value of the Cardinal franchise.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $2.55 billion at September 30, 2011, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 27 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, and Cardinal First Mortgage, LLC, residential mortgage lending companies based in Fairfax, with ten offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

September 30, 2011,  December 31, 2010 and September 30, 2010

(Dollars in thousands)

	(Unaudited)		(Unaudited)	% Change
	September 30, 2011	December 31, 2010	September 30, 2010	Current Year	Year Over Year
Cash and due from banks	$17,049	$12,963	$10,061	31.5%	69.5%
Federal funds sold	18,841	12,905	9,833	46.0%	91.6%

Investment securities available-for-sale	332,325	320,998	296,608	3.5%	12.0%
Investment securities held-to-maturity	13,518	21,879	23,434	-38.2%	-42.3%
Investment securities – trading	2,145	2,107	1,843	1.8%	16.4%
Total investment securities	347,988	344,984	321,885	0.9%	8.1%

Other investments	16,451	16,469	16,467	-0.1%	-0.1%
Loans held for sale	552,838	206,047	341,413	168.3%	61.9%

Loans receivable, net of fees	1,515,286	1,409,302	1,351,703	7.5%	12.1%
Allowance for loan losses	(24,212)	(24,210)	(22,444)	0.0%	7.9%
Loans receivable, net	1,491,074	1,385,092	1,329,259	7.7%	12.2%

Premises and equipment, net	18,905	16,717	17,040	13.1%	10.9%
Goodwill and intangibles, net	10,540	10,688	13,305	-1.4%	-20.8%
Bank-owned life insurance	34,961	34,358	34,211	1.8%	2.2%
Prepaid FDIC insurance premiums	3,627	4,574	4,717	-20.7%	-23.1%
Other real estate owned	3,957	1,250	2,615	216.6%	51.3%
Other assets	38,251	25,971	26,505	47.3%	44.3%

TOTAL ASSETS	$2,554,482	$2,072,018	$2,127,311	23.3%	20.1%

Non-interest bearing deposits	$264,857	$229,575	$211,762	15.4%	25.1%
Interest bearing deposits	1,531,522	1,174,150	1,185,914	30.4%	29.1%
Total deposits	1,796,379	1,403,725	1,397,676	28.0%	28.5%

Other borrowed funds	419,546	389,586	441,287	7.7%	-4.9%
Mortgage funding checks	43,357	662	33,058	6449.4%	31.2%
Escrow liabilities	4,968	1,454	5,278	241.7%	-5.9%
Other liabilities	40,113	53,689	25,910	-25.3%	54.8%

Shareholders’ equity	250,119	222,902	224,102	12.2%	11.6%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,554,482	$2,072,018	$2,127,311	23.3%	20.1%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

Three and Nine Months Ended September 30, 2011 and 2010

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2011	2010	% Change	2011	2010	% Change
Net interest income	$20,099	$18,182	10.5%	$56,423	$50,579	11.6%
Provision for loan losses	(2,885)	(3,500)	-17.6%	(4,745)	(8,625)	-45.0%
Net interest income after provision for loan losses	17,214	14,682	17.2%	51,678	41,954	23.2%

Service charges on deposit accounts	461	463	-0.4%	1,307	1,434	-8.9%
Loan fees	749	678	10.5%	1,728	1,490	16.0%
Investment fee income	643	1,048	-38.6%	1,902	3,072	-38.1%
Realized and unrealized gains on mortgage banking activities	11,343	5,325	113.0%	18,735	11,855	58.0%
Mortgage managed company fee income	1,156	1,255	-7.9%	2,138	2,676	-20.1%
Income from bank owned life insurance	216	173	24.9%	603	499	20.8%
Net realized gains on investment securities	409	193	111.9%	1,286	726	77.1%
Litigation recovery on previously impaired investment	—	71	-100.0%	—	87	-100.0%
Other non-interest income	6	100	-94.0%	4	26	-84.6%
Total non-interest income	14,983	9,306	61.0%	27,703	21,865	26.7%

Net interest income and non-interest income	32,197	23,988	34.2%	79,381	63,819	24.4%

Salaries and benefits	8,418	8,923	-5.7%	22,970	21,782	5.5%
Occupancy	1,543	1,376	12.1%	4,430	4,301	3.0%
Depreciation	761	462	64.7%	1,978	1,469	34.6%
Data communications	1,039	1,246	-16.6%	2,882	3,386	-14.9%
Professional fees	1,467	571	156.9%	2,946	1,576	86.9%
Impairment of goodwill	—	—	0.0%	—	451	-100.0%
Mortgage loan repurchases and settlements	170	(1,084)	-115.7%	670	(686)	-197.7%
Loss on extinguishment of debt	1,822	—	100.0%	2,271	—	100.0%
Other operating expense	3,709	3,875	-4.3%	11,206	10,271	9.1%
Total non-interest expense	18,929	15,369	23.2%	49,353	42,550	16.0%
Net income before income taxes	13,268	8,619	53.9%	30,028	21,269	41.2%
Provision for income taxes	4,643	2,716	70.9%	10,277	6,857	49.9%
NET INCOME	$8,625	$5,903	46.1%	$19,751	$14,412	37.0%

Earnings per common share - basic	$0.29	$0.20	44.8%	$0.67	$0.50	35.9%

Earnings per common share - diluted	$0.29	$0.20	45.0%	$0.66	$0.49	35.8%

Weighted-average common shares outstanding - basic	29,403,304	29,140,193	0.9%	29,359,365	29,110,038	0.9%

Weighted-average common shares outstanding - diluted	29,871,668	29,639,114	0.8%	29,847,607	29,582,342	0.9%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Income Statements:
Interest income	$26,047	$24,771	$74,349	$71,639
Interest expense	5,948	6,589	17,926	21,060
Net interest income	20,099	18,182	56,423	50,579
Provision for loan losses	2,885	3,500	4,745	8,625
Net interest income after provision for loan losses	17,214	14,682	51,678	41,954
Non-interest income	14,983	9,306	27,703	21,865
Non-interest expense	18,929	15,369	49,353	42,550
Net income before income taxes	13,268	8,619	30,028	21,269
Provision (benefit) for income taxes	4,643	2,716	10,277	6,857
Net income	$8,625	$5,903	$19,751	$14,412

	September 30, 2011	September 30, 2010
Balance Sheet Data:
Total assets	$2,554,482	$2,127,311
Loans receivable, net of fees	1,515,286	1,351,703
Allowance for loan losses	(24,212)	(22,444)
Loans held for sale	552,838	341,413
Total investment securities	347,988	321,885
Total deposits	1,796,379	1,397,676
Other borrowed funds	419,546	441,287
Total shareholders’ equity	250,119	224,102

Common shares outstanding	28,932	28,762

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
Selected Average Balances:
Total assets	$2,213,205	$2,032,287	$2,110,382	$1,969,550
Loans receivable, net of fees	1,483,392	1,330,585	1,431,820	1,312,915
Allowance for loan losses	(24,148)	(22,181)	(24,485)	(20,289)
Loans held for sale	242,309	243,064	172,927	167,947
Total investment securities	334,516	316,398	346,001	347,595
Interest earning assets	2,104,313	1,925,585	2,008,221	1,866,489
Total deposits	1,581,973	1,393,022	1,484,269	1,355,767
Other borrowed funds	357,759	389,969	363,901	376,443
Total shareholders’ equity	245,968	223,598	236,673	214,610
Weighted Average:
Common shares outstanding - basic	29,403	29,140	29,359	29,110
Common shares outstanding - diluted	29,872	29,639	29,848	29,582

Per Common Share Data:
Basic net income	$0.29	$0.20	$0.67	$0.50
Fully diluted net income	0.29	0.20	0.66	0.49
Book value	8.65	7.79	8.65	7.79
Tangible book value (1)	7.85	7.00	7.85	7.00

Performance Ratios:
Return on average assets	1.56%	1.16%	1.25%	0.98%
Return on average equity	14.03%	10.56%	11.13%	8.95%
Net interest margin (2)	3.86%	3.82%	3.79%	3.65%
Efficiency ratio (3)	53.96%	55.91%	58.67%	58.74%
Non-interest income to average assets	2.71%	1.83%	1.75%	1.48%
Non-interest expense to average assets	3.42%	3.02%	3.12%	2.88%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees			0.44%	0.49%
Total nonaccrual loans			$10,796	$9,315
Other real estate owned			$3,957	$2,615
Nonperforming loans to loans receivable, net of fees			0.73%	0.71%
Nonperforming loans to total assets			0.43%	0.45%
Nonperforming assets to total assets			0.59%	0.57%
Total loans receivable past due 30 to 89 days			$63	$800
Total loans receivable past due 90 days or more			$208	$266
Allowance for loan losses to loans receivable, net of fees			1.60%	1.66%
Allowance for loan losses to nonperforming loans			220.03%	234.26%

Capital Ratios:
Tier 1 risk-based capital			11.42%	12.28%
Total risk-based capital			12.57%	13.57%
Leverage capital ratio			11.03%	10.76%

(1) Tangible book value is calculated as total shareholders’ equity, adjusted for changes in other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.

(2) Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 33% for 2011 and 32% for 2010.

(3) Efficiency ratio is calculated as total non-interest expense (less nonrecurring expense) divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three and Nine Months Ended September 30, 2011 and 2010

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Nine Months Ended
	September 30, 2011		September 30, 2010		September 30, 2011		September 30, 2010
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$210,912	4.34%	$162,810	4.67%	$195,482	4.43%	$160,116	4.65%
Real estate - commercial	674,589	5.91%	609,800	6.40%	648,786	5.97%	606,537	6.21%
Real estate - construction	249,600	5.63%	203,948	5.80%	245,370	5.52%	197,108	5.62%
Real estate - residential	222,814	4.90%	230,707	5.09%	216,742	5.06%	227,272	5.17%
Home equity lines	122,350	3.71%	120,709	3.50%	122,337	3.71%	119,248	3.62%
Consumer	3,127	5.58%	2,611	5.93%	3,103	5.34%	2,634	5.79%
Total loans	1,483,392	5.33%	1,330,585	5.63%	1,431,820	5.36%	1,312,915	5.53%

Loans held for sale	242,309	4.71%	243,064	4.62%	172,927	4.66%	167,947	4.82%
Investment securities - available-for-sale (1)	319,890	4.40%	290,903	4.41%	328,911	4.40%	317,195	4.54%
Investment securities - held-to-maturity	14,626	2.50%	25,495	3.23%	17,090	2.76%	30,400	3.33%
Other investments	15,714	0.76%	15,728	0.44%	15,721	0.78%	15,728	0.32%
Federal funds sold	28,382	0.22%	19,810	0.22%	41,752	0.23%	22,304	0.23%
Total interest-earning assets	2,104,313	4.99%	1,925,585	5.19%	2,008,221	4.98%	1,866,489	5.16%

Non-interest earning assets:
Cash and due from banks	14,607		12,348		14,513		12,719
Premises and equipment, net	18,197		17,079		17,487		16,256
Goodwill and intangibles, net	10,571		13,343		10,618		13,699
Accrued interest and other assets	89,665		86,113		84,028		80,676
Allowance for loan losses	(24,148)		(22,181)		(24,485)		(20,289)

TOTAL ASSETS	$2,213,205		$2,032,287		$2,110,382		$1,969,550

Interest-bearing liabilities:
Interest checking	$137,063	0.19%	$131,355	0.26%	$134,838	0.19%	$133,166	0.40%
Money markets	169,717	0.41%	113,375	0.51%	162,009	0.41%	98,749	0.60%
Statement savings	231,963	0.36%	268,665	0.41%	242,824	0.36%	277,845	0.57%
Certificates of deposit	781,319	1.48%	671,236	1.81%	698,683	1.68%	656,142	2.03%
Total interest-bearing deposits	1,320,062	1.01%	1,184,631	1.20%	1,238,354	1.09%	1,165,902	1.38%

Other borrowed funds	357,759	2.86%	389,969	3.07%	363,901	2.87%	376,443	3.21%
Total interest-bearing liabilities	1,677,821	1.41%	1,574,600	1.66%	1,602,255	1.50%	1,542,345	1.83%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	261,911		208,391		245,915		189,865
Other liabilities	27,505		25,698		25,539		22,730

Shareholders’ equity	245,968		223,598		236,673		214,610

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,213,205		$2,032,287		$2,110,382		$1,969,550

NET INTEREST MARGIN (1)		3.86%		3.82%		3.79%		3.65%

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 33% for 2011 and 32% for 2010.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three and Nine Months Ended September 30, 2011 and 2010

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended September 30, 2011:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$19,592	$711	$—	$(204)	$—	$20,099
Provision for loan losses	2,885	—	—	—	—	2,885
Non-interest income	1,315	13,037	643	2	(14)	14,983
Non-interest expense	12,748	4,819	620	756	(14)	18,929
Provision for income taxes	1,783	3,192	3	(335)	—	4,643
Net income (loss)	$3,491	$5,737	$20	$(623)	$—	$8,625

Average Assets	$2,218,271	$255,336	$586	$251,782	$(512,770)	$2,213,205

At and for the Three Months Ended September 30, 2010:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$17,745	$647	$—	$(210)	$—	$18,182
Provision for loan losses	3,500	—	—	—	—	3,500
Non-interest income	1,025	7,147	1,052	120	(38)	9,306
Non-interest expense	10,074	2,342	913	2,078	(38)	15,369
Provision for income taxes	1,507	1,894	47	(732)	—	2,716
Net income (loss)	$3,689	$3,558	$92	$(1,436)	$—	$5,903

Average Assets	$2,018,523	$254,864	$2,992	$230,292	$(474,384)	$2,032,287

At and for the Nine Months Ended September 30, 2011:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$55,320	$1,712	$—	$(609)	$—	$56,423
Provision for loan losses	4,745	—	—	—	—	4,745
Non-interest income	3,841	21,947	1,902	61	(48)	27,703
Non-interest expense	32,552	11,895	2,083	2,871	(48)	49,353
Provision for income taxes	7,313	4,203	(68)	(1,171)	—	10,277
Net income (loss)	$14,551	$7,561	$(113)	$(2,248)	$—	$19,751

Average Assets	$2,105,281	$176,547	$588	$252,023	$(424,057)	$2,110,382

At and for the Nine Months Ended September 30, 2010:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$49,467	$1,727	$—	$(615)	$—	$50,579
Provision for loan losses	8,625	—	—	—	—	8,625
Non-interest income	3,157	15,605	3,086	97	(80)	21,865
Non-interest expense	28,056	8,113	3,090	3,371	(80)	42,550
Provision for income taxes	4,982	3,202	—	(1,327)	—	6,857
Net income (loss)	$10,961	$6,017	$(4)	$(2,562)	$—	$14,412

Average Assets	$1,958,395	$177,033	$3,254	$230,943	$(399,975)	$1,969,650